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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                NOVEMBER 27, 2000
                                (Date of Report)

              (Date of earliest event reported): NOVEMBER 27, 2000


                                   INTUIT INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


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
                  0-21180                                 77-0034661
         (Commission File Number)           (I.R.S. Employer Identification No.)


2535 GARCIA AVENUE, MOUNTAIN VIEW, CALIFORNIA               94043
  (Address of principal executive offices)                (Zip Code)
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Registrant's telephone number, including area code: (650) 944-6000


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ITEM 5. OTHER EVENTS.

     On November 25, 2000, Intuit Inc. ("Intuit") and its wholly-owned subsidiary, Intuit Insurance Services, Inc. ("IIS"), entered into an Asset Purchase Agreement ("Asset Agreement") pursuant to which selected assets of IIS will be sold to InsWeb Corp. ("InsWeb"). Under the terms of the Asset Agreement, Intuit will acquire an equity interest in InsWeb equal to 19.9% of InsWeb's currently issued shares (or 16.6% measured on a post-closing basis).

     In connection with the asset sale, Intuit and InsWeb will also enter into a distribution agreement under which InsWeb will become the exclusive consumer insurance aggregator for Intuit's Quicken.com(R) and QuickenInsurance Web sites and certain consumer desktop products. In exchange, Intuit will share in associated revenues, which are subject to certain minimums over the 5-year term of the distribution agreement.

     The transaction has been approved by the boards of both Intuit and InsWeb and is expected to close in the first calendar quarter of 2001, subject to various conditions, including regulatory clearances and customary closing conditions.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTUIT INC.

Dated: November 27, 2000

                                        /s/  Greg J. Santora
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                                        Greg J. Santora
                                        Senior Vice President and
                                        Chief Financial Officer